                                                                  Execution Copy




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                          LICENSE ACQUISITION AGREEMENT

                                      among

                                 DCC PCS, INC.,

                             ROYAL WIRELESS, L.L.C.,

                             ARNAGE WIRELESS, L.L.C.

                    and (with respect to Section 10.12 only)

                          AT&T WIRELESS SERVICES, INC.


                          Dated as of November 9, 1999




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

                                TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
ARTICLE I             DEFINITIONS.......................................................2

ARTICLE II            PURCHASE AND SALE OF LICENSES; PAYMENT OF
                      CONSIDERATION.....................................................4
         2.1          Purchase and Sale of Licenses.....................................4
         2.2          Payment of Consideration..........................................4
         2.3          Assumption of Indebtedness........................................4

ARTICLE III           CLOSING...........................................................4
         3.1          Time and Place of Closing.........................................4
         3.2          Closing Actions and Deliveries....................................5
         3.3          Payment of Transfer Taxes.........................................5

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF DCC.............................5
         4.1          Organization, Power and Authority.................................5
         4.2          Consents; No Conflicts............................................6
         4.3          Litigation........................................................7
         4.4          DCC Licenses......................................................7
         4.5          Brokers...........................................................7

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF THE
                      COMPANY...........................................................8
         5.1          Organization, Power and Authority.................................8
         5.2          Consents; No Conflicts............................................8
         5.3          Litigation........................................................9
         5.4          FCC Compliance....................................................9
         5.5          Brokers...........................................................9

ARTICLE VI            COVENANTS.........................................................9
         6.1          Consummation of Transactions......................................9
         6.2          Confidentiality..................................................10
         6.3          Certain Covenants................................................11

ARTICLE VII           CLOSING CONDITIONS...............................................12
         7.1          Conditions to Obligations of All Parties.........................12
         7.2          Conditions to Obligations of each Purchaser......................13
         7.3          Conditions to the Obligations of DCC.............................13

ARTICLE VIII          SURVIVAL AND INDEMNIFICATION.....................................14
         8.1          Survival.........................................................14
         8.2          Indemnification by DCC...........................................14
         8.3          Indemnification by the Purchaser.................................15
         8.4          Procedures.......................................................15

                                        i


                                TABLE OF CONTENTS
                                   (continued)

                                                                                     PAGE
                                                                                     ----
ARTICLE IX            TERMINATION......................................................16
         9.1          Termination......................................................16
         9.2          Effect of Termination............................................17

ARTICLE X             MISCELLANEOUS PROVISIONS.........................................17
         10.1         Amendment and Modification.......................................17
         10.2         Waiver of Compliance; Consents...................................17
         10.3         Notices..........................................................17
         10.4         Parties in Interest; Assignment..................................19
         10.5         Applicable Law...................................................19
         10.6         Counterparts.....................................................19
         10.7         Interpretation...................................................19
         10.8         Entire Agreement.................................................19
         10.9         Publicity........................................................19
         10.10        Specific Performance.............................................20
         10.11        Remedies Cumulative..............................................20
         10.12        Guaranty by AWS..................................................20


SCHEDULES
Schedule I         --      Non-Oklahoma DCC Licenses
Schedule II        --      Oklahoma DCC Licenses
Schedule 4.2       --      DCC Consents
Schedule 4.4       --      DCC FCC Proceedings
Schedule 5.2       --      Purchaser Consents

EXHIBITS

Exhibit A          --      Form of Opinion of Corporate Counsel to DCC
Exhibit B          --      Form of Opinion of FCC Counsel to DCC
Exhibit C          --      Form of Opinion of Counsel to Purchaser

                          LICENSE ACQUISITION AGREEMENT

                  LICENSE ACQUISITION AGREEMENT, dated as of November 9, 1999, among DCC PCS, INC., an Oklahoma corporation ("DCC"), ROYAL WIRELESS, L.L.C., a Delaware limited liability company ("ROYAL"), ARNAGE WIRELESS, L.L.C., a Delaware limited liability company ("ARNAGE"; together with Royal, the "PURCHASERS"), and (with respect to Section 10.12 only) AT&T WIRELESS SERVICES, INC., a Delaware corporation ("AWS").

                  WHEREAS, DCC has been granted the licenses described on
Schedule I (the "NON-OKLAHOMA DCC LICENSES") and Schedule II (the "OKLAHOMA DCC LICENSES"; together with the Non-Oklahoma DCC Licenses, the "DCC LICENSES"); and

                  WHEREAS, DCC wishes to sell to each of Royal and Arnage, and each of Royal and Arnage wishes to acquire from DCC, the Non-Oklahoma DCC Licenses and the Oklahoma DCC Licenses, respectively, all on the terms and subject to the conditions herein set forth;

                  NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants, conditions and agreements hereinafter set forth, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  As used herein, the following terms have the following meanings (unless indicated otherwise, all Section and Article references are to Sections and Articles in this Agreement, and all Schedule and Exhibit references are to Schedules and Exhibits to this Agreement):

                  "AFFILIATE" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with that Person. For purposes of this definition, "CONTROL" (including the terms "CONTROLLING" and "CONTROLLED") means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

                  "ARNAGE" has the meaning set forth in the opening paragraph.

                  "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

                  "CASH CONSIDERATION" means the aggregate of the Purchase Price and the Reimbursement Amount.

                  "CLAIM" has the meaning set forth in Section 8.4.

                  "CLOSING" has the meaning set forth in Section 3.1.

                  "CLOSING DATE" has the meaning set forth in Section 3.1.

                  "CONFIDENTIAL INFORMATION" means any and all information regarding the business, finances, operations, products, services and customers of the Person specified and its Affiliates, in written or oral form or in any other medium.

                  "CONSENTS" means all consents and approvals of Governmental Authorities or other third parties necessary to authorize, approve or permit the parties hereto to consummate the Transactions and for the Purchaser to operate its business after the Closing Date as currently contemplated.

                  "DCC" has the meaning set forth in the preamble.

                  "DCC LICENSE TRANSFER" has the meaning set forth in Section 3.2(a).

                  "DCC LICENSES" has the meaning set forth in the first recital.

                  "FCC" means the Federal Communications Commission or similar regulatory authority established in replacement thereof.

                  "FCC LAW" means the Communications Act of 1934, as amended, including as amended by the Telecommunications Act of 1996, and the rules, regulations and policies promulgated thereunder.

                  "FINAL ORDER" has the meaning set forth in Section 7.1(b).

                  "GOVERNMENTAL AUTHORITY" means a Federal, state or local court, legislature, governmental agency (including, without limitation, the United States Department of Justice), commission or regulatory or administrative authority or instrumentality.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "INDEMNIFIED PARTY" has the meaning set forth in Section 8.4.

                  "INDEMNIFYING PARTY" has the meaning set forth in Section 8.4.

                  "LAW" means applicable common law and any statute, ordinance, code or other law, rule, permit, permit condition, regulation, order, decree, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority.

                  "LICENSE" means a license, permit, certificate of authority, waiver, approval, certificate of public convenience and necessity, registration or other authorization, consent or clearance to construct or operate a facility, including any emissions, discharges or releases therefrom, or to transact an activity or business, to construct a tower or to use an asset or process, in each case issued or granted by a Governmental Authority.

                  "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, right of first refusal or right of others therein, or encumbrance of any nature whatsoever in respect of such asset.

                  "LOSSES" has the meaning set forth in Section 8.2.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, financial condition, assets, liabilities or results of operations or prospects of the Person specified.

                  "NEW YORK COURTS" has the meaning set forth in Section 10.5.

                  "NON-OKLAHOMA DCC LICENSES" has the meaning set forth in the first recital.

                  "OKLAHOMA DCC LICENSES" has the meaning set forth in the first recital.

                  "PERSON" means an individual, corporation, partnership, limited liability company, association, joint stock company, Governmental Authority, business trust, unincorporated organization, or other legal entity.

                  "PURCHASE PRICE" has the meaning set forth in Section 2.2.

                  "PURCHASERS" has the meaning set forth in the opening paragraph.

                  "REIMBURSEMENT AMOUNT" has the meaning set forth in Section
2.3.

                  "REPRESENTATIVES" has the meaning set forth in Section 6.2(a).

                  "ROYAL" has the meaning set forth in the opening paragraph.

                  "SECTION 8.2 INDEMNIFIED PARTY" has the meaning set forth in
Section 8.2.

                  "SECTION 8.3 INDEMNIFIED PARTY" has the meaning set forth in
Section 8.3.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "TRANSACTIONS" means the transactions contemplated by this Agreement.

                                   ARTICLE II

             PURCHASE AND SALE OF LICENSES; PAYMENT OF CONSIDERATION

                  2.1 PURCHASE AND SALE OF LICENSES. Upon the terms and subject to the conditions hereof and in reliance upon the representations, warranties and agreements herein contained, at the Closing, DCC shall sell, transfer, assign, convey and deliver to each of Royal and Arnage, free and clear of all Liens other than Liens securing the indebtedness to be assumed by each of Royal and Arnage pursuant to Section 2.3, and each of Royal and Arnage agrees to purchase, acquire and accept from DCC, the Non-Oklahoma DCC Licenses and the Oklahoma DCC Licenses, respectively.

                  2.2 PAYMENT OF CONSIDERATION. Upon the terms and subject to the conditions hereof and in reliance upon the representations, warranties and agreements herein contained, at the Closing, in consideration for the DCC Licenses, the Purchasers shall pay to DCC the amount of One Million One Hundred Fourteen Thousand Fifty One and 00/000 Dollars ($1,114,051.00) (the "PURCHASE PRICE"). The Purchase Price shall be payable by wire transfer of immediately available funds to an account designated by DCC by written notice given to the Purchasers at least two Business Days prior to the Closing Date.

                  2.3 ASSUMPTION OF INDEBTEDNESS. On and as of the Closing Date, each Purchaser, as applicable, shall (a) accept and assume the indebtedness of DCC to the United States Department of the Treasury (the "USDT") incurred in connection with the acquisition of the DCC Licenses and (b) reimburse DCC for interest and principal actually paid by DCC with respect to such indebtedness through the Closing Date (the "REIMBURSEMENT AMOUNT"); provided, however, neither Purchaser will assume any indebtedness, or reimburse DCC for any payments, incurred or paid in connection with any late payment fees incurred as a result of DCC not having made any installment payments on a timely basis.

                                   ARTICLE III

                                     CLOSING

                  3.1 TIME AND PLACE OF CLOSING. Upon the terms and subject to the conditions hereof, the closing of the Transactions (the "CLOSING") shall take place at the offices of Friedman Kaplan & Seiler LLP, 875 Third Avenue, New York, New York at 10:00 a.m. local time on the fifth Business Day following the date of receipt of the last Consent required by subsections (a) through (c) of
Section 7.1, or at such other place and/or time and/or on such other date as the parties may agree or as may be necessary to permit the fulfillment or waiver of the conditions set forth in Article VII (the "CLOSING DATE").

                  3.2 CLOSING ACTIONS AND DELIVERIES. Upon the terms and subject to the satisfaction or waiver by the appropriate party, if applicable, of the conditions set forth in Article VII, to effect the purchase and sale of the DCC Licenses, the parties shall on the Closing Date take the following actions:

                  (a) ASSIGNMENT OF LICENSES. DCC shall execute and deliver to each of Royal and Arnage one or more instruments of assignment, in form and substance satisfactory to the FCC and reasonably satisfactory to each Purchaser, sufficient to assign to each Purchaser the applicable DCC Licenses (such assignments being herein referred to, together, as the "DCC LICENSE TRANSFER").

                  (b) ASSUMPTION OF INDEBTEDNESS. Each Purchaser shall execute and deliver to DCC an instrument of assumption, in form and substance satisfactory to the FCC and reasonably satisfactory to DCC, in respect of the indebtedness to be assumed by such Purchaser pursuant to Section 2.3 (including releases of DCC from all liability therefor).

                  (c) PAYMENT OF CASH CONSIDERATION. The Purchasers shall deliver to DCC in immediately available funds the Cash Consideration, such Cash Consideration to be allocated between the Purchasers on or prior to the Closing Date.

                  (d) OTHER DELIVERIES. The parties shall execute and deliver or cause to be executed and delivered all other documents, instruments, opinions and certificates contemplated by this Agreement to be delivered at the Closing or necessary and appropriate in order to consummate the Transactions contemplated to be consummated on the Closing Date.

                  3.3 PAYMENT OF TRANSFER TAXES. The applicable Purchaser shall pay or cause to be paid at the Closing or, if due thereafter, promptly when due, all gross receipts taxes, gains taxes (including, without limitation, real property gains tax or other similar taxes), transfer taxes, sales taxes, stamp taxes, and any other taxes, but excluding any Federal, State or local income taxes payable in connection with the DCC License Transfer. DCC shall reimburse the Purchasers for one-half of any such taxes promptly upon notice thereof.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF DCC

                  DCC represents and warrants to each Purchaser as follows:

                  4.1 ORGANIZATION, POWER AND AUTHORITY.

                  (a) It is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  (b) It has the requisite corporate power and authority to execute, deliver and perform this Agreement and each other instrument, document, certificate and agreement required or contemplated to be executed, delivered and performed by it hereunder and thereunder to which it is or will be a party.

                  (c) It is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary other than any such jurisdiction in which the failure to be so qualified would not have a Material Adverse Effect on it or materially adversely affect the Transactions or its ability to perform its obligations under this Agreement.

                  (d) The execution and delivery of this Agreement by it and the consummation of the Transactions by it have been duly and validly authorized by its Board of Directors and no other proceedings on its part which have not been taken (including, without limitation, approval of its stockholders, partners or members) are necessary to authorize this Agreement or to consummate the Transactions.

                  (e) This Agreement has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity.

                  (f) As of the Closing Date, after giving effect to the Transactions, it is not in breach of any obligation under this Agreement.

                  4.2 CONSENTS; NO CONFLICTS. Neither the execution, delivery and performance by it of this Agreement nor the consummation of the Transactions will (a) conflict with, or result in a breach or violation of, any provision of its organizational documents; (b) constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (i) any Law or License or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or (c) require any Consent, other than those set forth on
Schedule 4.2 or the approval of its members, managers or similar constituent bodies, as the case may be (which approvals have been obtained), except, in the case of clauses (b) and (c), where such breach, violation, default, Lien, right, or the failure to obtain or give such Consent would not have a Material Adverse Effect on it or materially adversely affect the Transactions or its ability to perform its obligations under this Agreement.

                  4.3 LITIGATION. There is no action, proceeding or investigation pending or, to its knowledge, threatened against it or any of its properties or assets that would be reasonably expected to have an adverse effect on its ability to consummate the Transactions or to fulfill its obligations under this Agreement, or which seeks to prevent or challenge the Transactions.

                  4.4 DCC LICENSES. It is the authorized legal holder, free and clear of any Liens (other than Liens securing the indebtedness to be assumed by the Purchasers pursuant to Section 2.3), of the DCC Licenses, true and correct copies of which are attached to Schedule I. The DCC Licenses are, and on the Closing Date each of the DCC Licenses will be, valid and in full force and effect. Except as set forth on Schedule 4.4 and for proceedings affecting the PCS or wireless communications services industry generally, there is not pending, nor to the knowledge of DCC, threatened against DCC or against the DCC Licenses, any application, action, petition, objection or other pleading, or any proceeding with the FCC which questions or contests the validity of, or seeks the revocation, nonrenewal or suspension of, any of the DCC Licenses, which seeks the imposition of any modification or amendment with respect thereto, or which adversely effects the ability of the Purchasers to employ the DCC Licenses in their respective businesses after the Closing Date or seeks the payment of a fine, sanction, penalty, damages or contribution in connection with the use of any DCC License. The DCC Licenses are not subject to any conditions other than those appearing on the face of the Licenses themselves and those imposed by FCC Law. It complies in all material respects with all aspects of FCC Law, including (1) the rules, regulations and policies pertaining to eligibility to hold Broadband PCS licenses in general, and the DCC Licenses in particular, including without limitation, Section 24.709 of the FCC's rules, and (2) the rules, regulations and policies governing the CMRS spectrum cap and restricting foreign ownership of radio licenses. It has made all installment payments due in connection with DCC Licenses to the USDT on a timely basis and it has not been assessed late payment fees for failing to make installment payments to the USDT.

                  4.5 BROKERS. It has not employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions.

                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

                  Each Purchaser, with respect to itself, represents and warrants to DCC as follows:

                  5.1      ORGANIZATION, POWER AND AUTHORITY.

                  (a) The Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted and proposed to be conducted.

                  (b) The Purchaser has the requisite limited liability company power and authority to execute, deliver and perform this Agreement, and each other instrument, document, certificate and agreement required or contemplated to be executed, delivered and performed by it hereunder and thereunder to which it is or will be a party.

                  (c) The Purchaser is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary other than any such jurisdiction in which the failure to be so qualified would not have a Material Adverse Effect on the Purchaser or materially adversely affect the Transactions or its ability to perform its obligations under this Agreement.

                  (d) The execution and delivery of this Agreement by the Purchaser and the consummation of the Transactions by it have been duly and validly authorized by its members and no other proceedings on its part which have not been taken (including, without limitation, approval of its shareholders) are necessary to authorize this Agreement or to consummate the Transactions.

                  (e) This Agreement has been duly executed and delivered by the Purchaser and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity.

                  (f) As of the Closing, after giving effect to the Transactions, the Purchaser is not in breach of any obligation under this Agreement.

                  5.2 CONSENTS; NO CONFLICTS. Neither the execution, delivery and performance by the Purchaser of this Agreement nor the consummation of the Transactions will (a) conflict with, or result in a breach or violation of, any provision of its organizational documents; (b) constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (i) any Law or License, or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or (c) require any Consent on its part, other than those set forth on
Schedule 5.2 or the approval of its members (which approval has been obtained), except, in the case of clauses (b) and (c), where such breach, violation, default, Lien, right, or the failure to obtain or give such Consent would not have a Material Adverse Effect on it or materially adversely affect the Transactions, its ability to perform its obligations under this Agreement or the operation of its business after the Closing Date.

                  5.3 LITIGATION. There is no action, proceeding or investigation pending or, to the Purchaser's knowledge, threatened against it or any of its properties or assets that would have an adverse effect on its ability to consummate the Transactions or to fulfill its obligations under this Agreement or which seeks to prevent or challenge the Transactions.

                  5.4 FCC COMPLIANCE. The Purchaser complies in all material respects with all aspects of FCC Law, including (1) the rules, regulations and policies pertaining to eligibility to hold Broadband PCS licenses in general, and the DCC Licenses in particular, including without limitation, Section 24.709 of the FCC's rules, and (2) the rules, regulations and policies governing the CMRS spectrum cap and restricting foreign ownership of radio licenses.

                  5.5 BROKERS. The Purchaser has not employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions.

                                  ARTICLE VI

                                   COVENANTS

                  6.1 CONSUMMATION OF TRANSACTIONS. Each party shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable and consistent with applicable law to carry out all of their respective obligations under this Agreement and to consummate the Transactions, which efforts shall include, without limitation, the following:

                  (a) The parties shall use all commercially reasonable efforts to cause the Closing to occur and the Transactions to be consummated in accordance with the terms hereof, and, without limiting the generality of the foregoing, to obtain all necessary Consents including, without limitation, the approval of this Agreement and the Transactions by all Governmental Authorities and agencies, including the FCC, and make all filings with and to give all notices to third parties which may be necessary or reasonably required in order for the parties to consummate the Transactions; PROVIDED that DCC shall not make any filings with the FCC regarding the DCC Licenses without the prior review and approval of the Purchasers.

                  (b) Each party shall furnish to the other parties all information concerning such party and its Affiliates reasonably required for inclusion in any application or filing to be made by DCC or either Purchaser or any other party in connection with the Transactions or otherwise to determine compliance with applicable FCC Rules.

                  (c) Upon the request of any other party, each party shall forthwith execute and deliver, or cause to be executed and delivered, such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as may reasonably be requested by such party in order to effectuate the purposes of this Agreement.

                  Nothing in this Agreement shall be construed to require the parties to consummate the Closing if any regulatory approval would require that it (i) divest or hold separate any of its assets existing as of the date hereof other than as contemplated by this Agreement or (ii) otherwise take or commit to take any action that limits its freedom of action in any material respect with respect to any of its businesses, product lines or assets.

                  6.2      CONFIDENTIALITY.

                  (a) Each party shall, and shall cause each of its Affiliates, and its and their respective shareholders, members, managers, directors, officers, employees and agents (collectively, "REPRESENTATIVES") to, keep secret and retain in strictest confidence any and all Confidential Information relating to any other party that it receives in connection with the negotiation or performance of this Agreement, and shall not disclose such Confidential Information, and shall cause its Representatives not to disclose such Confidential Information, to anyone except the receiving party's Affiliates and Representatives and any other Person that agrees in writing to keep in confidence all Confidential Information in accordance with the terms of this Section 6.2. Until the Closing, each party agrees to use Confidential Information received from another party only (i) to evaluate its interest in pursuing the Transactions and (ii) to pursue such Transactions, but not for any other purpose. All Confidential Information furnished pursuant to this Agreement shall be returned promptly to the party to whom it belongs upon request by such party.

                  (b) The obligations set forth in Section 6.2(a) shall be inoperative with respect to Confidential Information that (i) is or becomes generally available to the public other than as a result of disclosure by the receiving party or its Representatives, (ii) was available to the receiving party on a non-confidential basis prior to its disclosure to the receiving party, or (iii) becomes available to the receiving party on a non-confidential basis from a source other than the providing party or its agents, PROVIDED that such source is not known by the receiving party to be bound by a confidentiality agreement with the providing party or the providing party's agents.

                  (c) To the fullest extent permitted by law, if a party or any of its Affiliates or Representatives breaches, or threatens to commit a breach of, this Section 6.2, the party whose

Confidential Information shall be disclosed, or threatened to be disclosed, shall have the right and remedy to have this Section 6.2 specifically enforced by any court having jurisdiction, it being acknowledged and agreed that money damages will not provide an adequate remedy to such party. Nothing in this
Section 6.2 shall be construed to limit the right of any party to collect money damages in the event of breach of this Section 6.2.

                  (d) Anything else in this Agreement notwithstanding, each party shall have the right to disclose any information, including Confidential Information of the other party or such other party's Affiliates, in any filing with any regulatory agency, court or other authority or any disclosure to a trustee of public debt of a party to the extent that the disclosing party determines in good faith that it is required by Law, regulation or the terms of such debt to do so, PROVIDED that any such disclosure shall be as limited in scope as possible and shall be made only after giving the other party as much notice as practicable of such required disclosure and an opportunity to contest such disclosure if possible.

                  6.3 CERTAIN COVENANTS. From and after the execution and delivery of this Agreement to and including the Closing Date, DCC shall:

                  (a) Comply in all material respects with all applicable Laws, including all such Laws relating to the DCC Licenses or their use;

                  (b) Use commercially reasonable efforts to maintain the DCC Licenses in full force and effect and make all installment payments required to be made to the USDT in connection with the DCC Licenses on a timely basis;

                  (c) Not (i) sell, transfer, assign or dispose of, or offer to, or enter into any agreement, arrangement or understanding to, sell, transfer, assign or dispose of any of the DCC Licenses or any interest therein, or negotiate therefor, or (ii) create, incur or suffer to exist any Lien of any nature whatsoever relating to any of the DCC Licenses or any interest therein (other than Liens securing the indebtedness to be assumed by the Purchaser pursuant to Section 2.3). Without limiting the foregoing, DCC shall not incur any material obligation or liability, absolute or contingent, relating to or affecting the DCC Licenses or their use;

                  (d) Give written notice to the other parties promptly upon the commencement of, or upon obtaining knowledge of any facts that would give rise to a threat of, any claim, action or proceeding commenced against or relating to (i) it, its properties or assets, including the DCC Licenses or their use, and which could have a Material Adverse Effect on it or materially adversely affect the Transactions, or (ii) the DCC Licenses or their use;

                  (e) Promptly after obtaining knowledge of the occurrence of, or the impending or threatened occurrence of, any event which could cause or constitute a material breach of any of its warranties, representations, covenants or agreements contained in this Agreement, give notice in writing of such event, or occurrence or impending or threatened event or occurrence, to the other parties and use commercially reasonable efforts to prevent or to promptly remedy such breach; and

                  (f) Cause the Purchasers to be advised promptly in writing of (i) any event, condition or state of facts known to it, which has had or could have a Material Adverse Effect on it, or materially adversely affect the DCC Licenses or their use or the Transactions (other than proceedings affecting the PCS or wireless communications services industry generally), or (ii) any claim, action or proceeding which seeks to enjoin the consummation of the Transactions.

                                  ARTICLE VII

                              CLOSING CONDITIONS

                  7.1 CONDITIONS TO OBLIGATIONS OF ALL PARTIES. The obligation of each of the parties to consummate the Transactions contemplated to occur at the Closing shall be conditioned on the following, unless waived by each of the parties:

                  (a) Any applicable waiting period under the HSR Act shall have expired or been terminated.

                  (b) The Consent of the FCC to the DCC License Transfer shall have been obtained pursuant to a Final Order, free of any conditions materially adverse to either Purchaser or DCC, other than those applicable to the PCS or wireless communications services industry generally. For the purposes of this paragraph, "FINAL ORDER" means an action or decision that has been granted by the FCC as to which (i) no request for a stay or similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (iii) the FCC does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed and (iv) no appeal is pending including other administrative or judicial review, or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

                  (c) All Consents by any Governmental Authority (other than the Consents referred to in paragraphs (a) and (b) above) required to permit the consummation of the Transactions, the failure to obtain or make which would be reasonably expected to have a Material Adverse Effect on either Purchaser or DCC or to materially adversely affect the Transactions or its ability to perform its obligations under this Agreement, shall have been obtained or made.

                  (d) No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Authority, nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority, shall be in effect that would (i) impose material limitations on the ability of any party to consummate the Transactions or prohibit such consummation, or (ii) impair in any material respect the operation of either Purchaser.

                  7.2 CONDITIONS TO OBLIGATIONS OF EACH PURCHASER. The obligation of each Purchaser to consummate the Transactions contemplated to occur at the Closing shall be further conditioned upon the satisfaction or fulfillment, at or prior to the Closing, of the following conditions by each of the other parties, unless waived by each Purchaser:

                  (a) The representations and warranties of DCC contained herein shall be true and correct in all material respects (except for representations and warranties that are qualified as to materiality, which shall be true and correct), in each case when made and at and as of the Closing (except for representations and warranties made as of a specified date, which shall be true and correct as of such date) with the same force and effect as though made at and as of such time.

                  (b) DCC shall have performed in all material respects all agreements contained herein required to be performed by it at or before the Closing.

                  (c) An officer of DCC shall have delivered to the Purchasers a certificate, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in paragraphs (a) and (b) above as to DCC.

                  (d) DCC shall have furnished the Purchasers with opinions of counsel, each dated the Closing Date, in substantially the forms of Exhibits A and B.

                  (e) All corporate and other proceedings of DCC in connection with the DCC License Transfer and the other Transactions, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to the Purchasers, and DCC shall have delivered to the Purchasers such receipts, documents, instruments and certificates, in form and substance reasonably satisfactory to the Purchasers, which the Purchasers shall have reasonably requested.

                  7.3 CONDITIONS TO THE OBLIGATIONS OF DCC. The obligation of DCC to consummate the Transactions contemplated to occur at the Closing shall be further conditioned upon the satisfaction or fulfillment, at or prior to the Closing, of the following conditions, unless waived by DCC:

                  (a) The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects (except for representations and warranties that are qualified as to materiality, which shall be true and correct), in each case when made and at and as of the Closing (except for representations and warranties made as of a specified date, which shall be true and correct as of such date) with the same force and effect as though made at and as of such time.

                  (b) The Purchasers shall have performed in all material respects all agreements contained herein required to be performed by it at or before the Closing.

                  (c) An officer of each of the Purchasers shall have delivered to DCC a certificate, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in paragraphs (a) and (b) above as to such Purchaser.

                  (d) The Purchasers shall have furnished DCC with an opinion of counsel, dated the Closing Date, in substantially the form of Exhibit C.

                  (e) All corporate and other proceedings of the Purchasers in connection with the DCC License Transfer and the other Transactions, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to DCC, and the Purchasers shall have delivered to DCC such receipts, documents, instruments and certificates, in form and substance reasonably satisfactory to DCC, which DCC shall have reasonably requested.


                                  ARTICLE VIII

                          SURVIVAL AND INDEMNIFICATION

                  8.1 SURVIVAL. The representations and warranties made in this Agreement shall survive the Closing until the second anniversary thereof and shall thereupon expire together with any right to indemnification in respect thereof (except to the extent a written notice asserting a claim for breach of any such representation or warranty and describing such claim in reasonable detail shall have been given prior to such date to the party which made such representation or warranty). The covenants and agreements contained herein to be performed or complied with prior to the Closing shall expire at the Closing. The covenants and agreements contained in this Agreement to be performed or complied with after the Closing shall survive the Closing; PROVIDED that the right to indemnification pursuant to this Article VIII in respect of a breach of a representation or warranty shall expire on the second anniversary of the Closing (except to the extent written notice asserting a claim thereunder and describing such claim in reasonable detail shall have been given prior to such date to the party from whom such indemnification is sought). After the Closing, the sole and exclusive remedy of the parties for any breach or inaccuracy of any representation or warranty contained in this Agreement, or any other claim (whether or not alleging a breach of this Agreement) that arises out of the facts and circumstances constituting such breach or inaccuracy, shall be the indemnity provided in this Article VIII.

                  8.2 INDEMNIFICATION BY DCC. DCC shall indemnify and hold harmless each Purchaser and its Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them (each, a "SECTION 8.2 INDEMNIFIED PARTY"), against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) (collectively, "LOSSES") incurred by him or it in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any Section 8.2 Indemnified Party may be involved or with which he or it may be threatened that arises out of or results from (a) any representation or warranty of such indemnifying party contained in this Agreement being untrue in any material respect as of the date on which it was made, (b) any of the matters referred to on Schedule 4.2 or 4.4 or (c) any material default by such indemnifying party or any of its Affiliates in the performance of their respective obligations under this Agreement, except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such Section 8.2 Indemnified Party or its Affiliates.

                  8.3 INDEMNIFICATION BY THE PURCHASER. The Purchasers shall indemnify and hold harmless DCC and its Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them (each, a "SECTION 8.3 INDEMNIFIED PARTY"), against all Losses incurred by him or it in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any Section 8.3 Indemnified Party may be involved or with which he or it may be threatened that arises out of or results from (a) any representation or warranty of either Purchaser contained in this Agreement being untrue in any material respect as of the date on which it was made or (b) any material default by either Purchaser or any of its Affiliates in the performance of their respective obligations under this Agreement, except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such
Section 8.3 Indemnified Party or its Affiliates.

                  8.4      PROCEDURES.

                  (a) The terms of this Section 8.4 shall apply to any claim (a "CLAIM") for indemnification under the terms of Sections 8.2 or 8.3. The Section
8.2 Indemnified Party or Section 8.3 Indemnified Party Indemnified Party (each, an "INDEMNIFIED PARTY"), as the case may be, shall give prompt written notice of such Claim to the indemnifying party (the "INDEMNIFYING PARTY") under the applicable Section, which party may assume the defense thereof, PROVIDED that any delay or failure to so notify the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is materially prejudiced by reason of such delay or failure. The Indemnified Party shall have the right to approve any counsel selected by the Indemnifying Party and to approve the terms of any proposed settlement, such approval not to be unreasonably delayed or withheld (unless such settlement provides only, as to the Indemnified Party, the payment of money damages actually paid by the Indemnifying Party and a complete release of the Indemnified Party in respect of the claim in question). Notwithstanding any of the foregoing to the contrary, the provisions of this Article VIII shall not be construed so as to provide for the indemnification of any Indemnified Party for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Article VIII to the fullest extent permitted by law.

                  (b) In the event that the Indemnifying Party undertakes the defense of any Claim, the Indemnifying Party will keep the Indemnified Party advised as to all material developments in connection with such Claim, including, but not limited to, promptly furnishing the Indemnified Party with copies of all material documents filed or served in connection therewith.

                  (c) In the event that the Indemnifying Party fails to assume the defense of any Claim within ten business days after receiving written notice thereof, the Indemnified Party shall have the right, subject to the Indemnifying Party's right to assume the defense pursuant to the provisions of this Article VIII, to undertake the defense, compromise or settlement of such Claim for the account of the Indemnifying Party. Unless and until the Indemnified Party assumes the defense of any Claim, the Indemnifying Party shall advance to the Indemnified Party any of its reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any such action or proceeding. Each Indemnified Party shall agree in writing prior to any such advancement that, in the event he or it receives any such advance, such Indemnified Party shall reimburse the Indemnifying Party for such fees, costs and expenses to the extent that it shall be determined that he or it was not entitled to indemnification under this Article VIII.

                  (d) In no event shall an Indemnifying Party be required to pay in connection with any Claim for more than one firm of counsel (and local counsel) for each of the following groups of Indemnified Parties: (i) DCC, its Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them; and (ii) the Purchasers and their Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them.

                                   ARTICLE IX

                                   TERMINATION

                  9.1 TERMINATION. This Agreement may be terminated, and the Transactions abandoned, without further obligation of any party, except as set forth herein, at any time prior to the Closing Date:

                  (a)      by mutual written consent of the parties;

                  (b) by any party by written notice to the other parties, if the Closing shall not have occurred on or before December 31, 2000, PROVIDED that the party electing to exercise such right is not otherwise in breach of its obligations under this Agreement; or

                  (c) by any party by written notice to the other parties, if the consummation of the Transactions shall be prohibited by a final, non-appealable order, decree or injunction of a court of competent jurisdiction.

                  9.2 EFFECT OF TERMINATION.

                  (a) In the event of a termination of this Agreement, no party hereto shall have any liability or further obligation to any other party to this Agreement, except as set forth in paragraph (b) below, and except that nothing herein will relieve any party from liability for any breach by such party of this Agreement.

                  (b) In the event of a termination of this Agreement pursuant to Section 9.1, all provisions of this Agreement shall terminate, except Section
6.2 and Articles VIII and X.

                  (c) Whether or not the Closing occurs, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, except as otherwise provided in Section 2.4.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

                  10.1 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of each of the parties.

                  10.2 WAIVER OF COMPLIANCE; CONSENTS. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirement for a waiver of compliance as set forth in this Section 10.2.

                  10.3 NOTICES. All notices or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission, or by registered or certified mail (return receipt requested), postage prepaid, with an acknowledgment of receipt signed by the addressee or an authorized representative thereof, addressed as follows (or to such other address for a party as shall be specified by like notice; PROVIDED that notice of a change of address shall be effective only upon receipt thereof):

                  If to DCC:

                           Dobson Communications Corporation
                           13439 N. Broadway Extension
                           Suite 200
                           Oklahoma City, OK  73114
                           Facsimile:  (405) 391-8515
                           Telephone:  (405) 391-8305
                           Attention:  Everett R. Dobson, President

                  With a copy to DCC at the same address to:

                           Attention:  Ron Ripley, Senior Corporate Counsel
                           Facsimile:  (405) 391-8765
                           Telephone:  (405) 391-8500

                  With a further copy to:

                           Mayer, Brown & Platt
                           1675 Broadway
                           New York, New York  10019
                           Telephone:  (212) 506-2515
                           Facsimile:  (212) 262-1910
                           Attention:  James B. Carlson

                  If to either Purchaser:

                           1010 N. Glebe
                           Suite 800
                           Arlington, Virginia 22201
                           Facsimile:  (703) 236-1136
                           Telephone:  (703) 235-1122
                           Attention: Thomas Sullivan

                  With a copy to:

                           McDermott, Will & Emery
                           28 State Street, Floor 33
                           Boston, Massachusetts 02109
                           Facsimile: (617) 535-3800
                           Telephone: (617) 535-4011
                           Attention: Alicia M.V. Wyman, P.C.

                  With a further copy to:

                           AT&T Wireless Services, Inc.
                           Acquisition Group
                           7277 164th Avenue, N.E.
                           Redmond, WA  98052
                           Telephone:  (425) 580-6000
                           Facsimile:  (425) 580-8405
                           Attention:  William Hague

                  10.4 PARTIES IN INTEREST; ASSIGNMENT. This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective permitted successors, legal representatives and permitted assigns. No party may assign its rights and obligations hereunder without the prior written consent of the other parties. Notwithstanding the foregoing, either Purchaser shall have the right to assign its rights under this Agreement to another party; provided, any such assignment must be in writing and such Purchaser shall not be relieved of any liability hereunder by virtue of such succession or assignment.

                  10.5 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. The parties hereto hereby irrevocably and unconditionally consent to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the County of New York, New York (the "NEW YORK COURTS") for any litigation arising out of or relating to this Agreement and the Transactions, waive any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

                  10.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  10.7 INTERPRETATION. The article and section headings contained in this Agreement are for convenience of reference only, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the antecedent Person or Person may require.

                  10.8 ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules hereto and the certificates and instruments delivered pursuant to the terms of this Agreement, embodies the entire agreement and understanding of the parties hereto in respect of the Transactions. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such Transactions.

                  10.9 PUBLICITY. So long as this Agreement is in effect, the parties agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the Transactions, and no party shall issue any press release or make any such public statement prior to such consultation, except as may be required by Law. No press release or other public statement by the parties hereto shall disclose any of the financial terms of the Transactions without the prior consent of the other parties, except as may be required by Law. A breach of the provisions of this Section 10.9 by a party shall not give rise to any right to terminate this Agreement.

                  10.10 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any New York Courts.

                  10.11 REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  10.12 GUARANTY BY AWS. By its execution hereof in its own capacity, AWS hereby irrevocably and unconditionally guarantees to DCC the prompt and full payment and performance of all obligations of each Purchaser under this Agreement. The obligations under this Section 10.12 shall be binding on any successor entity or any assignee of AWS, provided that AWS shall not be relieved of any liability hereunder by virtue of such successions or assignment.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                               with respect to Section 10.12 only,
                               AT&T WIRELESS SERVICES, INC.



                               By: /s/ Michael Schwartz
                                  ------------------------------------------
                                  Name:  Michael Schwartz
                                  Title: Assistant Secretary


                               ROYAL WIRELESS, L.L.C.



                               By: /s/ Thomas H. Sullivan
                                  ------------------------------------------
                                  Name:  Thomas H. Sullivan
                                  Title: Authorized Signatory


                               DCC PCS, INC.



                               By: /s/ Everett R. Dobson
                                  ------------------------------------------
                                  Name:  Everett R. Dobson
                                  Title: CEO

                               ARNAGE WIRELESS, L.L.C.



                               By: /s/ Thomas H. Sullivan
                                  ------------------------------------------
                                  Name:  Thomas H. Sullivan
                                  Title: Authorized Signatory

                                                                      SCHEDULE I




                            NON-OKLAHOMA DCC LICENSES

                                                                      FREQUENCY
MARKET NAME                         MARKET NO.         CALL SIGN        BLOCK
-----------                         ----------         ---------      ---------
Kansas City, MO                       B226              KNLG712           F
Lawrence, KS                          B247              KNLG713           F
Manhattan-Junction City, KS           B275              KNLG715           F
St. Joseph, MO                        B393              KNLG718           F
Topeka, KS                            B445              KNLG719           F
Joplin, MO-Miami, OK                  B220              KNLF909           F

                                                                     SCHEDULE II


                              OKLAHOMA DCC LICENSES

                                                           FREQUENCY
MARKET NAME                  MARKET NO.     CALL SIGN        BLOCK
-----------                  ----------     ---------      ---------
Lawton-Duncan, OK               B248         KNLG714          F
Oklahoma City, OK               B329         KNLG716          F
Ponca City, OK                  B354         KNLG717          F

                                                                    SCHEDULE 4.2

                                  DCC CONSENTS

         The execution, delivery and performance of the Agreement will or may require the following consents, approvals and reviews:

         1.       The consent of the Federal Communications Commission.

                                                                    SCHEDULE 4.4

                               DCC FCC PROCEEDINGS

None

                                                                    SCHEDULE 5.2

                               PURCHASER CONSENTS

         The execution, delivery and performance of the Agreement will or may require the following consents, approvals and reviews:

         1.       The Federal Communications Commission.

                                                                       EXHIBIT A

                                 FORM OF OPINION: FCC


1. DCC PCS, Inc. is the duly authorized holder of the FCC authorizations set forth on Schedules I and II of the License Acquisition Agreement ("FCC Licenses"). Each of the FCC Licenses is in full force and effect. DCC PCS, Inc. has complied with all material terms and conditions of the FCC Licenses, and has submitted to the FCC all required documents, applications, fee and other payments (including without limitation all installment payments due with respect to each FCC License) and reports required pursuant to FCC rules and regulations.

2. There is not pending, nor to the best of our knowledge, threatened against DCC PCS, Inc. or any of the FCC Licenses, any application, action, petition, objection or other pleading, or any action, proceeding or investigation pending at the FCC, which questions or contests the validity of, or seeks the revocation, non-renewal or suspension of, any of the FCC Licenses or which seeks modification of the FCC Licenses. There is not now pending at the FCC any action, petition or proceeding, nor to the best of our knowledge is any such matter threatened, against DCC PCS, Inc. which could cause DCC PCS, Inc. to be ineligible to hold the FCC Licenses.

3. DCC PCS, Inc. is in all material respects in compliance with all eligibility rules issued by the FCC to hold F Block broadband PCS licenses, including without limitation, FCC rules on foreign ownership.

4. To the best of our knowledge, there is no application, action, petition, objection or other pleading, or any action, proceeding or investigation pending or threatened against DCC PCS, Inc. or its assets that would have a material adverse effect on the ability of DCC PCS, Inc. to consummate the Transaction Documents.

5. The FCC has granted its consent (the "Consent") to the assignment of each of the FCC Licenses from DCC PCS, Inc. to the applicable Purchaser and such Consent is a Final Order, as defined in the License Acquisition Agreement. To the best of our knowledge, there is no any application, action, petition, objection or other pleading, or any action, proceeding or investigation pending or threatened against DCC PCS, Inc. by or before the FCC that seeks reconsideration, review, appeal, or modification of the Consent.

                                                                       EXHIBIT B


                            FORM OF OPINION: CORPORATE


1. DCC PCS, Inc. ("DCC") is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own, lease and operate its properties and enter into the Transaction Documents [I.E., the License Acquisition Agreement, Assignment and Assumption Agreements] to which it is a party and to carry out its obligations thereunder.

2. The execution, delivery and performance by DCC of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of DCC.

3. The execution, delivery and performance by DCC of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby, do not (a) conflict with or violate the Certificate of Incorporation or Bylaws of DCC, (b) constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon DCC or any of its assets, or (c) require any consents, approvals, authorizations, registrations, deliveries or filings by DCC under any federal statutory law, rule or regulation applicable to DCC.

4. Each Transaction Document to which DCC is a party (a) has been duly executed and delivered by DCC and (b) constitutes the valid and binding obligation of DCC, enforceable against DCC in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

5. To the best of our knowledge, there is no action, proceeding or investigation pending or threatened against DCC or its assets that would have an adverse effect on the ability of DCC to consummate the Transaction Documents.

                                                                       EXHIBIT C

                            FORM OF OPINION: CORPORATE


1. Each of Royal Wireless, L.L.C. and Arnage Wireless, L.L.C. (together, the "Purchasers") is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation with full limited liability company power and authority to own, lease and operate its properties and enter into the Transaction Documents [I.E., the License Acquisition Agreement, Assignment and Assumption Agreements] to which it is a party and to carry out its obligations thereunder.

2. The execution, delivery and performance by each Purchaser of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary limited liability company action on the part of such Purchaser.

3. The execution, delivery and performance by each Purchaser of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby, do not (a) conflict with or violate the Certificate of Formation or Limited Liability Company Agreement of such Purchaser, (b) constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon such Purchaser or any of its assets, or (c) require any consents, approvals, authorizations, registrations, deliveries or filings by such Purchaser under any federal statutory law, rule or regulation applicable to such Purchaser.

4. Each Transaction Document to which each Purchaser is a party (a) has been duly executed and delivered by such Purchaser and (b) constitutes the valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

5. To the best of our knowledge, there is no action, proceeding or investigation pending or threatened against either Purchaser or its assets that would have an adverse effect on the ability of such Purchaser to consummate the Transaction Documents.